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                                                                  Exhibit 10 (g)









                               KNIGHT-RIDDER, INC.

                         ANNUAL INCENTIVE DEFERRAL PLAN











                                                      Effective November 1, 1996






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                               KNIGHT-RIDDER, INC.
                         ANNUAL INCENTIVE DEFERRAL PLAN


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.    PURPOSE AND INTENT OF PLAN...............................................1

2.    DEFINITIONS..............................................................1

3.    ELECTION TO DEFER BONUS AND COMPENSATION.................................3

4.    TRANSFER TO TRUSTEE......................................................3

5.    PARTICIPANT'S DEFERRAL ACCOUNT...........................................4

6.    TIME AND FORM OF DISTRIBUTION OF DEFERRAL ACCOUNT........................4

7.    DEATH BENEFIT............................................................6

8.    HARDSHIP DISTRIBUTION....................................................6

9.    DISTRIBUTION UPON CHANGE IN CONTROL......................................6

10.   ADMINISTRATION OF PLAN...................................................8

11.   INTENDED TAX CONSEQUENCES...............................................10

12.   INTENDED ERISA CONSEQUENCES.............................................11

13.   AMENDMENT OR TERMINATION................................................11

14.   MISCELLANEOUS...........................................................11


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               KNIGHT-RIDDER, INC. ANNUAL INCENTIVE DEFERRAL PLAN
               --------------------------------------------------

            The KNIGHT-RIDDER, INC. ANNUAL INCENTIVE DEFERRAL PLAN is hereby established by Knight-Ridder, Inc. effective November 1, 1996.

            1. PURPOSE AND INTENT OF PLAN. This Plan is created for the purpose of affording to eligible Participants the opportunity to defer payment of compensation until a future date. The Plan is intended to qualify as an unfunded deferred compensation plan maintained primarily to provide deferred compensation for eligible Participants, all of whom are members of a select group of management or highly compensated employees of the Company for purposes of the Employee Retirement Income Security Act of 1974, as amended.

            2. DEFINITIONS. As used in this Plan, the following terms shall have the meaning hereinafter set forth:

               (a) "Amount Deferred" means the amount of bonus or Compensation the payment of which is deferred pursuant to the Participant's election provided in Section 3 hereof.

               (b) "Annual Incentive Plan" means the Company's annual performance bonus program also known as the Management By Objective ("MBO") Bonus Plan.

               (c) "Beneficiary" means the person designated by the Participant to receive benefits hereunder following the death of the Participant, or the person designated by such Beneficiary to receive benefits hereunder following the death of the Beneficiary.

               (d) "Board" means the Board of Directors of the Company.

               (e) "Code" means the Internal Revenue Code of 1986, as amended.

               (f) "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board to assume the Committee's rights and responsibilities hereunder.

               (g) "Company" means Knight-Ridder, Inc., a Florida corporation, or any successor legal entity.

               (h) "Compensation" means all of each Participant's basic annual compensation, bonuses other than the MBO bonus, short-term sick or injury leave pay not paid through insurance, incentive pay, and amounts not includable in gross income by reason of a deferral election made by the Participant under Code
Section 125 or 401(k). Notwithstanding the foregoing, the Committee shall determine what proportion of each Participant's Compensation may be eligible for deferral hereunder in any Plan Year.

               (i) "Controlled Group" means that group of entities consisting of
(i) the Company, (ii) any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company,
(iii) any trade or business (whether or not incorporated)

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that is under common control (as defined in Code Section 414(c)) with the
Company, (iv) Fort Wayne Newspapers, Inc. and (v) Fort Wayne News-Sentinel.

               (j) "Deferral Account" means the account or accounts maintained by the Plan Administrator to which shall be credited a Participant's Amount Deferred for each year and the amount, if any, of the proceeds of the deemed investment and reinvestment thereof, as referred to in Section 5 hereof.

               (k) "Deferral Election" means the written notice on the form provided by the Plan Administrator by which a Participant elects to defer the receipt of an MBO bonus or Compensation.

               (l) "Disability" means, with respect to any Participant, that a determination has been made under the Employer's long-term disability plan that the Participant is, or after satisfaction of any applicable waiting period will be, eligible for disability benefits or, if the Participant is not covered by the Employer's long-term disability plan, a determination has been made by the Plan Administrator that the Participant would be eligible for such benefits if the Participant were covered by the Employer's long-term disability plan. No other determination or definition of disability or disabled status shall govern for purposes of this Plan.

               (m) "Distribution Date" means the date(s) for distribution of all or a portion of a Participant's Deferral Account described at Section 6(a) hereof.

               (n) "Distribution Event" means any of the events permitting distribution of all or a portion of a Participant's Deferral Account described at Section 6(a) hereof.

               (o) "Employee" means any person employed by any member of the Controlled Group.

               (p) "Employer" means the Company and any other member of the Controlled Group.

               (q) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (r) "MBO Bonus" means the bonus compensation to which each Participant may become eligible under the Annual Incentive Plan.

               (s) "Participant" means any Employee of the Employer who is eligible to receive an MBO Bonus.

               (t) "Plan" means the Knight-Ridder, Inc. Annual Incentive Deferral Plan set forth herein.

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               (u) "Plan Administrator" means the Compensation Committee of the
Board or such other person or committee as may be appointed from time to time by the Board in accordance with Section 10 hereof to supervise the administration of the Plan.

               (v) "Plan Year" means the calendar year.

            3. ELECTION TO DEFER BONUS AND COMPENSATION.

               (a) 1996 Elections. During November 1996, each Participant shall be entitled to elect to defer receipt of any percentage of the MBO Bonus that the Participant otherwise would be entitled to receive from the Company for services performed in 1996 and 1997, which MBO Bonus payments are otherwise scheduled to be paid in March 1997 and March 1998, respectively.

               (b) 1997 and Subsequent Elections. Except as provided in the following sentence, during November 1997 and November of each subsequent year that this Plan remains in effect, each Participant shall be entitled to elect to defer receipt of any percentage of the MBO Bonus or any percentage of Compensation established by the Committee as eligible for deferral hereunder that the Participant otherwise would be entitled to receive from the Employer for services performed in the calendar year immediately following the year of election. Notwithstanding the foregoing, within 30 days after the date the Participant first becomes eligible to participate in the Plan, the newly eligible Participant may make an election to defer Compensation for services to be performed after, and during the Plan Year of, the election.

               (c) Written Election. The Participant may elect to defer the receipt of bonus or Compensation as provided herein by filing a Deferral Election with the Plan Administrator on the form and in the manner required by the Plan Administrator.

            4. TRANSFER TO TRUSTEE. In order to assist the Company in providing for the payment of deferred compensation under the Plan, the Company will establish the Knight-Ridder, Inc. Annual Incentive Deferral Plan Trust (the "Trust") and shall transfer to the then acting trustee of the Trust (the "Trustee") on behalf of each Employer an amount equal to each Participant's Amount Deferred, within 15 business days following the close of the month during which the Amount Deferred otherwise would have been paid to the Participant but for the Participant's Deferral Election. Thereafter, all such amounts shall be invested and reinvested as determined by such Trustee, as permitted by the Plan, and, so long as not otherwise prohibited by the terms of the Trust, paid from the Trust to each Participant or his Beneficiary in satisfaction of the Plan's payment obligation hereunder. The Trust and any assets held by the Trust to assist the Plan in meeting its obligations hereunder will conform to the substantive terms of the trust described in Internal Revenue Service Revenue Procedure 92-64.


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            5. PARTICIPANT'S DEFERRAL ACCOUNT.

               (a) Deferral Account Credit. Each Participant's Amount Deferred shall be credited to the Participant's Deferral Account. There shall be established a separate Deferral Account for the Amount Deferred for each Plan Year, which shall be accounted for separately by the Plan Administrator from the Amounts Deferred for each other Plan Year.

               (b) Deemed Investment Direction. For purposes of determining the amount to be paid to the Participant hereunder, the Plan Administrator may permit each Participant to elect from among certain investments, including stock of the Company, in which the Participant's Deferral Account shall be deemed to be invested. Notwithstanding this deemed investment election by the Participant, none of the Company, the Plan Administrator or the Trustee is required to purchase or hold any specific investments for payment to or on behalf of the Participant. The Participant shall have the right from time to time to notify the Plan Administrator or its designee of his or her desire to change the deemed investment of one or more of his or her Deferral Accounts from among the available investment funds by giving notice to the Plan Administrator or its designee in the manner specified by the Plan Administrator provided, however, that the Plan Administrator or its designee shall not be obliged to follow such notice. The Plan Administrator may impose limitations on the timing and frequency of any such changes.

               (c) Deferral Account Adjustments. The amount of the Participant's Deferral Account shall be adjusted periodically, and no less often than once every 12 months as of the last day of the Plan Year, for the amount of any net appreciation or net depreciation, and for the amount of any net income or net loss, in the assets in which the Participant's Deferral Account is deemed to be invested. The Plan Administrator shall provide or cause to be provided to the Participant periodically, and no less often than once every 12 months as of the last day of the Plan Year, a statement reflecting the amount of the Participant's Deferral Account assuming that the Deferral Account had been invested in accordance with the Participant's deemed investment election referred to above. The amount of the Participant's Deferral Account, as adjusted for deemed investment performance as provided above, is the amount to be paid to the Participant or his or her Beneficiary under the Plan, regardless of how Trust assets actually have been invested.

            6. TIME AND FORM OF DISTRIBUTION OF DEFERRAL ACCOUNT.


               (a) Distribution Date and Events. Distribution of the amount of a Participant's Deferral Account shall be deferred until the earliest to occur of the following events: (i) as soon as practical following the date of the Participant's termination of employment before, at or after age 65, other than due to Disability, (ii) as soon as practical following the date of the Participant's death, (iii) six months after the date of the onset of the Participant's Disability, (iv) as soon as practical following the date of the Committee's determination of the Participant's financial hardship, as provided for in Section 8, or (v) as soon as practical following the April 15th selected by the Participant in his or her Deferral Election that occurs at least three years after the date that payment

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of the Amount Deferred otherwise would have been paid to the Participant but for the Deferral Election.

               (b) Lump Sum Distribution Generally. Except as provided below, the Trustee shall distribute a Participant's Deferral Account in a lump sum cash payment, less withholding for applicable taxes, upon the Distribution Date following the occurrence of a Distribution Event with respect to a Participant. Any stock of the Company held in the Trust will be liquidated and the proceeds thereof used to make cash payments required hereunder. If assets of the Trust are insufficient to pay the value of a Participant's Deferral Account at the time the Participant is entitled to a distribution under the Plan, the Participant shall have the right to receive payment of such shortfall from the Employer.

               (c) Election of Installment Payments. Notwithstanding the foregoing, a Participant may elect to receive distribution of all, but not less than all, of his or her Deferral Accounts in up to five substantially equal annual installments, with the first payment to be made on the Distribution Date provided under subsection 6(a), above, with the remaining annual installments to be made as near as possible to the same date in each subsequent year until complete distribution of the Participant's Deferral Account. An election for distribution to occur in installments must be made in the form and manner provided by the Plan Administrator and at least one year before the Distribution Date that otherwise would apply under subsection 6(a), above, except for distribution resulting from the Participant's termination of employment due to Disability, in which case the election of installment payments must be made at least six months before the Distribution Date that otherwise would apply under subsection 6(a), above. A Participant's election to receive installment payments may be changed only if the revised election is made at least one year before the Distribution Date that otherwise would apply under subsection 6(a).

               (d) Limit on Nondeductible Distribution. Notwithstanding the foregoing provisions concerning distribution to a Participant, if the Plan Administrator reasonably determines that distribution to a Participant of any portion of the benefit due to the Participant hereunder will not be deductible by the Company for income tax purposes because of the limit imposed by Code
Section 162(m), distribution of the excess amount will be deferred until the first date following termination of the Participant's employment on which the Plan Administrator reasonably determines that distribution of the excess amount will be deductible by the Company for income tax purposes. For purposes of this subsection, the term "excess amount" means the amount by which the limit on deductible payments under Code Section 162(m) would be exceeded by distribution to the Participant of the benefit due under the Plan, after first taking into consideration taxable compensation payments to the Participant under all other agreements or arrangements with the Company or any member of the Controlled Group. The excess amount shall remain credited to the Participant's Deferral Account and subject to all other terms and conditions of the Plan until distributed to the Participant or Beneficiary.

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            7. DEATH BENEFIT.

               (a) Deferral Accounts Distributed in Lump Sum Upon Death. In the event of a Participant's death before total distribution of his or her Deferral Accounts, the amount of the Participant's Deferral Accounts shall be distributed in a lump sum to the Participant's Beneficiary. Distribution to the Participant's Beneficiary shall be made on the first Distribution Date following the Participant's death, or on such other date as prescribed by the Plan Administrator.

               (b) Beneficiary. Except as provided otherwise on a beneficiary designation form, the Participant's Beneficiary shall be the Participant's surviving spouse, if any, or, if there is no surviving spouse, the Beneficiary shall be the Participant's estate. The Participant may name a Beneficiary other than the Participant's surviving spouse or estate by designating a different person(s) on the beneficiary designation form provided by, and available upon the Participant's request from, the Plan Administrator.

            8. HARDSHIP DISTRIBUTION. If a Participant suffers an unforeseeable emergency (as hereinafter defined), the Plan Administrator may authorize a hardship distribution to the Participant from the Participant's Deferral Account. An unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early distribution is not permitted. Any distribution permitted under this Section shall be limited to the amount reasonably needed to satisfy the Participant's financial need. The amount of hardship distribution shall reduce the Participant's Deferral Account.

            9. DISTRIBUTION UPON CHANGE IN CONTROL.

               (a) Lump Sum Distribution. Notwithstanding the provisions of
Section 6, above, in the event of a Change of Control of the Company or a Change in Control of the Participant's Employer, as defined herein, the Trustee immediately shall distribute the Participant's Deferral Accounts held under the Trust to the Participant in a lump sum.

               (b) Change In Control of the Company. For purposes of this Plan, a "Change in Control of the Company" shall be deemed to have occurred if:

                   (i) individuals who, as of the effective date of this Plan, constitute the entire Board ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board (the "Board"); provided, however that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors (other than any such individual whose initial assumption of office is the result of an actual or threatened election contest relating to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company) shall also be an Incumbent Director;

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


                   (ii) consummation of any merger, consolidation or reorganization of the Company (or, if the capital stock of the Company is affected, any Subsidiary (as defined below)) or any sale, lease, or other disposition (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (A) the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than 65% of (I) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Corporation") (or of its ultimate parent corporation, if any) and (II) the Combined Voting Power (as defined below) of the then outstanding Voting Securities (as defined below) of the Surviving Corporation (or of its ultimate parent corporation, if any); (B) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors of the Surviving Corporation (or of its ultimate parent corporation, if any); or
(C) any Person (including any corporation resulting from such Acquisition Transaction and any employee benefit plan (or related trust) of such corporation) would beneficially own directly or indirectly, 20% or more of either (i) the then outstanding shares of common stock of the corporation resulting from such Acquisition Transaction or (ii) the Combined Voting Power of all then outstanding Voting Securities of such corporation except to the extent that such ownership existed prior to the Acquisition Transaction; or

                   (iii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or

                   (iv) any Person (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either
(i) the then outstanding shares of Company Common Stock ("Common Stock"), or
(ii) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided, however, that notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred for purposes of this clause (d) solely as the result of:

                         (1) an acquisition of securities by the Company which,
by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (I) the proportionate number of shares of Common Stock beneficially owned by any Person to 20% or more of the shares of Common Stock then outstanding or (II) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 20% or more of the Combined Voting Power of all then outstanding Voting Securities; or

                         (2) an acquisition of securities directly from the
Company, except that this subsection shall not apply to:

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                             a. any conversion of a security that was not
acquired directly from the Company; or

                             b. any acquisition of securities if the Incumbent
Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board;

provided, however, that if any Person referred to in subsections (1) or (2) of this clause (iv) shall thereafter become the beneficial owner of any additional shares of Company Common Stock or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction or an acquisition exempt under such subsection (B)), then a Change in Control of the Company shall be deemed to have occurred for purposes of this clause (iv).

                   (v)   For purposes of this Plan:

                         (1) "Person" shall mean any individual, entity
(including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body and any successor to any such entity) or group (as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person shall not include a Participant, the Company, any of its Subsidiaries, any employee benefit plan (or related trust) of the Company or its Subsidiaries or any entity organized, appointed or established by the Participant, the Company or any of its Subsidiaries for or pursuant to the terms of any such plan, or any of their affiliates;

                         (2) "Voting Securities" shall mean all securities of a
corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation; and

                         (3) "Combined Voting Power" shall mean the aggregate
votes entitled to be cast generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation.

                         (4) "Third Party" shall mean a third party who has
indicated an intention, or taken steps reasonably calculated, to effect a Change in Control of the Company.

               (c) Change In Control of the Participant's Employer. Change of Control with respect to the Participant's Employer means any transaction by which the Participant's Employer no longer is a member of the Controlled Group.

            10. ADMINISTRATION OF PLAN.

                (a) Plan Administrator Appointment. The Plan shall be administered by the Committee, or such other persons or committee as the Board may appoint from time to time.

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

                (b) Duties of Administrator. It shall be a principal duty of the Plan Administrator to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of Participants without discrimination among them. The Plan Administrator will have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Plan Administrator's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan:

                    (i) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, including such rules pertaining to the claims procedures provided below;

                    (ii) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

                    (iii) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

                    (iv) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

                    (v) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing.

                (c) Examination of Records. The Plan Administrator will make available to each Participant such of his or her records under the Plan as pertain to him or her, for examination at reasonable times during normal business hours.

                (d) Reliance on Tables, etc. In administering the Plan, the Plan Administrator will be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by accountants, counsel or other experts employed or engaged by the Plan Administrator.

                (e) Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary action by the Plan Administrator is required, the Plan Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.


                (f) Indemnification of Plan Administrator. The Company agrees to indemnify and to defend to the fullest extent permitted by law any Employee serving as the Plan Administrator or as a member of a committee designated as Plan Administrator (including any Employee or former Employee who formerly served as Plan Administrator or as a member of such committee) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

                (g) Claims Procedure. A Participant or Beneficiary who believes that he or she is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Plan Administrator, setting forth the claim.

                    (i) Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Plan Administrator may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall advise the Claimant in writing of its determination, using language calculated to be understood by the Claimant, setting forth: (1) the specific reason or reasons for such denial; (2) the specific reference to pertinent provisions of this Plan on which such denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limits for requesting a review under subsection (ii).

                    (ii) Within sixty (60) days after the receipt by the Claimant of the written determination described above, the Claimant may request in writing that the Plan Administrator review the determination. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Administrator. If the Claimant does not request a review of the determination within such sixty (60) day period, the Claimant shall be barred and estopped from challenging the Plan Administrator's determination.

                    (iii) Within sixty (60) days after receipt of a request for review, the Plan Administrator will review its previous determination. After consideration of all materials presented by the Claimant, the Plan Administrator will render a written determination, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the determination is based. If special circumstances require that the sixty (60) day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.


            11. INTENDED TAX CONSEQUENCES. The parties acknowledge that it is their intent that the Participant's Amount Deferred and any earnings thereon while held by the Trust will not be subject to income taxes to the Participant until the Participant (or his or her Beneficiary) receives any amount hereunder and will not be deductible by the Company until payment hereunder. The Participant's Amount Deferred will be subject to employment taxes, with respect to which the Employer shall report and withhold appropriately. However, if any portion of an Amount Deferred is found in a "determination" (within the meaning of Section 1313(a) of the Code) to have been includable in gross income by a Participant before distribution of such amounts to the Participant under the Plan, such amounts shall be immediately paid to the Participant, notwithstanding any other provision of the Plan or of the Participant's Deferral Election. The amount of any such payment shall reduce the Participant's Deferral Account.

            12. INTENDED ERISA CONSEQUENCES. If it is determined, as defined below, that the Plan does not qualify as an unfunded deferred compensation plan maintained primarily to provide deferred compensation for eligible Participants, all of whom are members of a select group of management or highly compensated employees of the Employer for purposes of ERISA, then the Company may terminate the entire Plan or discontinue the participation of those Participants with respect to whom such determination is made. In that case, the Deferral Accounts of all such Participants shall be immediately paid to such Participants, notwithstanding any other provision of the Plan or of the Participant's Deferral Election. For purposes of this Section, the term "determined" means determined by the Company or the Plan Administrator in the sole discretion of either or determined by a court of competent jurisdiction the decision of which cannot be appealed or with respect to which the appeal period has expired without any party filing a notice of appeal.

            13. AMENDMENT OR TERMINATION. The Company may amend the Plan in whole or in part, at any time or from time to time. The Company also reserves the right to terminate the Plan in whole or in part at any time. Any such amendment or termination may apply to all or any designated classes of Participants. If the Company terminates the Plan in full or in part, it shall so advise the Plan Administrator and the Plan Administrator shall direct that all Deferral Accounts held under the Trust for Participants affected by such termination be distributed in lump sums as soon as practical following the effective date of such termination. Alternatively, the Company may cease deferrals under the Plan but permit the Trust under the Plan to continue in existence as long as is necessary to pay all Deferral Accounts in accordance with the Plan. On or after the effective date of termination, no MBO bonus or Compensation or amounts may be deferred hereunder.

            14. MISCELLANEOUS.

                (a) Non-assignability of Benefits. Neither the Participant, his designated beneficiary nor any other beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, before actual payment thereof, be subject to seizure by any creditor of any such beneficiary for the payment of any debt, judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of the Participant, his designated beneficiary or any other beneficiary hereunder.

                (b) Information to be Furnished. Participants shall provide the Plan Administrator with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for purposes of administration of the Plan.

                (c) Non-Guarantee of Employment. The establishment of the Plan shall not be construed to confer upon an Employee or Participant any legal right to be retained in the employ of any Employer. All employees will remain subject to discharge, with or without cause, to the same extent as if the Plan had never been adopted, and may be treated without regard to the effect such treatment might have upon them under the Plan. Nothing in the Plan shall be deemed to be an agreement, consideration, inducement, or condition of employment.

                (d) Successors. The obligations of any Employer under the Plan shall be binding and enforceable upon any successor entity.

                (e) Governing Law; Venue; Limitations Period. The Plan shall be construed in accordance with the laws of the State of Florida to the extent not preempted by ERISA. Any legal action or proceeding hereunder may be brought only following exhaustion of the Participant's administrative remedies and within a period of three years from the date the claim was incurred, unless other applicable law would permit a longer period of time within which to bring an action. Any such legal action or proceeding may be initiated only in Dade County, Florida or the county in which the Employer of the Participant has its principal place of business.

                IN WITNESS WHEREOF, the Company has caused this Knight-Ridder, Inc. Annual Incentive Deferral Plan to be signed effective as provided above.

                                        KNIGHT-RIDDER, INC.



                                        By:_____________________________________